                                                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)

         New York                                               16-0393470
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

         Corning, New York                                      14831
(Address of principal executive offices)                        (Zip Code)
                             ----------------------

                CORNING INCORPORATED SUPPLEMENTAL INVESTMENT PLAN
                  CORNING INCORPORATED MANAGEMENT DEFERRAL PLAN
                             ----------------------

                                William D. Eggers
                              Senior Vice President
                               and General Counsel
                              Corning Incorporated
                                Corning, NY 14831
                                 (607) 974-9000
           (Name, address, and telephone number of agent for service)
                              ---------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum           Proposed maximum      Amount of
Title of Securities        Amount being              offering price             aggregate             registration
being registered(1)        registered                per obligation             offering price(2)        fee
-------------------------------------------------------------------------------------------------------------------
Deferred Compensation
Obligations       .......  $40,000,000 (3)           100%                       $40,000,000            $10,560.00
------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Corning Incorporated to pay deferred compensation in the future in accordance with the terms of the Supplemental Investment Plan and the Management Deferral Plan.
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) This registration statement is also deemed to relate to $1,215,000 of Deferred Compensation Obligations previously registered on, and being carried forward from, Form S-8 (No. 333-26151) in connection with the Supplemental Investment Plan with respect to which a registration fee of $368 has been paid.

         In accordance with Rule 429, the Prospectus which relates to this registration statement is a combined Prospectus which also relates to Registration Statement No. 333-26151 and No. 333-61979.

                              EXPLANATORY STATEMENT

         A total of $ 10,000,000 of Deferred Compensation Obligations of the registrant, Corning Incorporated, a New York corporation (the "Company"), were registered by Registration Statement on Form S-8, File No. 333-26151, to be issued in connection with the Company's Supplemental Investment Plan. Of such securities, securities covering $1,215,000, with respect to which a registration fee of $368 has been paid, have not been issued under such plan and, pursuant to Instruction E to Form S-8, such securities are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Company's Supplemental Investment Plan and Management Deferral Plan.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1998, of the Company filed pursuant to Section 13(a) of the Exchange Act.

         2. All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1998, consisting of the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; the Company's Current Reports on Form 8-K dated January 19, 1999; January 25, 1999; February 4, 1999; March 1, 1999; March 3, 1999; April 14, 1999; July 8, 1999; July 19, 1999;
October 13, 1999 and November 18, 1999; and Current Report on Form 8-K/A dated January 26, 1999.

         3. The registration statement on Form 8-A filed by the Company on July 11, 1996 which contains a description of the Company's Preferred Share Purchase Rights Plan.

         All documents filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         $40,000,000 of Deferred Compensation obligations (the "Obligations") being registered under this Registration Statement may be offered to certain eligible employees of the Company and its subsidiaries pursuant to the Supplemental Investment Plan and the Management Deferral Plan (the "Plans") of the Company.

         The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plans from the general assets of the Company and rank PARI PASSU with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election and the provisions of the Plans. The Plans provide generally for the same investment options as are available under the Company's Investment Plan. Participants may make elections concerning where their deferral accounts are to be invested. However, the Obligations are unfunded bookkeeping accounts, the returns on which are measured by the performance of certain investment vehicles elected by the participants. Participants cannot sell, assign, transfer, pledge or otherwise encumber any Obligation. All deferral accounts together with earnings thereon will be payable upon retirement, death, disability or termination of employment in a single lump sum or upon retirement in up to five equal annual installments in accordance with the terms of the Plans. Vested benefits may be paid earlier in the event of an unforeseeable emergency.

         The Company reserves the right to amend or terminate the Plans at any time, except that no amendment or modification shall accelerate the payment of amounts previously deferred or provide for additional benefits.

         The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         William D. Eggers, Esq., Senior Vice President and General Counsel of Corning, has rendered an opinion as to the legality of the Obligations offered hereby. Mr. Eggers is eligible to participate in the Plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 722 and 723 of the Business Corporation Law of the State of New York (the "BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company's By-Laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the fullest extent permitted by, and consistent with, the BCL.

         Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company's Restated Certificate of Incorporation contains such a provision.

ITEM 8.  EXHIBITS

          4.1     Supplemental Investment Plan

          4.2     Management Deferral Plan

          5.1     Opinion of William D. Eggers, Esq. Senior Vice President and
                  General Counsel

         23.1     Consent of William D. Eggers, Esq. (included in Exhibit 5).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24.1     Powers of Attorney.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes;

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, CORNING INCORPORATED, A NEW YORK CORPORATION, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CORNING, STATE OF NEW YORK, ON THE 1ST DAY OF DECEMBER, 1999.

                                  CORNING INCORPORATED
                                 (REGISTRANT)

                                  BY       /S/ WILLIAM D. EGGERS
                                     -----------------------------------------
                                      WILLIAM D. EGGERS, SENIOR VICE PRESIDENT

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON DECEMBER 1, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

         SIGNATURE                                                     CAPACITY

     /s/ ROGER G. ACKERMAN                                    Chairman of the Board,
--------------------------------
         (Roger G. Ackerman)                                  Principal Executive Officer and
                                                              Director

     /s/ JAMES B. FLAWS                                       Senior Vice President, Treasurer and
--------------------------------
         (James B. Flaws)                                     Principal Financial Officer


     /s/ KATHERINE A. ASBECK                                  Vice President, Controller
--------------------------------
         (Katherine A. Asbeck)                                and Principal Accounting Officer


                  *                                           Director
--------------------------------
         (Robert Barker)

                   *                                          Director
--------------------------------
         (John Seely Brown)

                   *                                          Director
--------------------------------
         (John H. Foster)

                   *                                          Director
--------------------------------
         (Norman E. Garrity)

                   *                                          Director
--------------------------------

         (Gordon Gund)

                   *                                          Director
--------------------------------
         (John M. Hennessy)

                   *                                          Director
--------------------------------
         (James R. Houghton)

                   *                                          Director
--------------------------------
         (James W. Kinnear)


                   *                                          Director
--------------------------------
         (John W. Loose)

                   *                                          Director
--------------------------------
         (James J. O'Connor)

                   *                                          Director
--------------------------------
         (Catherine A. Rein)

                   *                                          Director
--------------------------------
         (Deborah D. Rieman)

                   *                                          Director
--------------------------------
         (H. Onno Ruding)

                   *                                          Director
--------------------------------
         (William D. Smithburg)



*BY      /s/ WILLIAM D. EGGERS
--------------------------------
         (WILLIAM D. EGGERS)
         ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                                        DESCRIPTION
----------                                                   -------------

 4.1                       Supplemental Investment Plan

 4.2                       Management Deferral Plan

 5.1                       Opinion of William D. Eggers, Esq. Senior Vice
                           President and General Counsel

23.1                       Consent of William D. Eggers, Esq. (included in
                           Exhibit 5).

23.2                       Consent of PricewaterhouseCoopers LLP.

24.1                       Powers of Attorney.